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                             STOCK OPTION AGREEMENT

                          (NON-QUALIFIED STOCK OPTION)

     THIS AGREEMENT, made as of the 27th day of May, 1992, between The John Nuveen Company, a Delaware corporation having offices at 333 West Wacker Drive, Chicago, Illinois 60606 (hereinafter, the "Company"), and Timothy R. Schwertfeger an employee of the Company or one of its subsidiaries (hereinafter, the "Employee").

                             W I T N E S S E T H :

     WHEREAS, the Board of Directors of the Company is of the opinion that the interest of the Company and its subsidiaries will be advanced by providing an incentive to officers and key employees, upon whom the sustained growth of the Company and its subsidiaries will depend in large measure, to enhance the value of the Company for the benefit of its stockholders, and thereby strengthen the mutuality of interests between such employees and the Company's stockholders; and

     WHEREAS, the Board of Directors believes that the grant of non-qualified stock options to such employees to enable them to acquire stock ownership in the Company will stimulate the efforts of such employees and strengthen their desire to remain with the Company and its subsidiaries; and

     WHEREAS, pursuant to stockholder approval, the Company has established its 1992 Special Incentive Plan (the "Plan"); and

     WHEREAS, pursuant to the Plan, the Board of Directors has appointed a committee (the "Committee") to administer the Plan; and

     WHEREAS, the Committee has determined to grant the Employee the stock option provided for herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth and other good and valuable consideration, the parties hereto hereby enter into a Stock Option Agreement (hereinafter, this "Agreement") which constitutes a non-qualified stock option granted to the Employee upon the following terms and conditions:

     1. The Company hereby grants to the Employee the right and option to purchase all or any part of an aggregate of 220,000 shares of the Company's
Class A Common Stock, par value   $.01 per share (hereinafter, the "Class A
Common Stock"), at a purchase price of $18 per share, subject to the terms and conditions of this Agreement and the Plan, a copy of which is included as Exhibit A hereto and the terms of which are incorporated herein by reference. The number of shares subject to this option are subject to adjustment as set forth in Paragraph 10 of this Agreement.

     2. This option shall have a ten (10) year term commencing on the date of this Agreement, and expiring at the end of such ten-year period, subject, however, to earlier termination as provided in Paragraph 5 of this Agreement.


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     3.  This option shall become exercisable with respect to the shares of
Class A Common Stock covered thereby in eighteen (18) equal quarterly installments, with the first such installment becoming exercisable on the date of this Agreement, and subsequent installments becoming exercisable on the first day of each successive fiscal quarter thereafter. Any shares that are not purchased on an applicable installment date may be purchased at any time thereafter prior to the final expiration of this option. No partial exercise of this option may be for less than 1000 shares or the number of shares still remaining subject to the option, whichever is less.

     4. Notwithstanding the provisions of paragraph 3 of this Agreement, in the event of a change in Control of the Company (as defined in the Plan), this option shall be fully and immediately exercisable with respect to the shares of Class A Common Stock covered thereby.

     5. This option shall be exercisable after the termination of the employment of the Employee with the Company and its subsidiaries only to the extent provided in the Plan or in the Employment Agreement, dated as of the closing date of the Public Offering, between the Company and the Employee.

     6. This option may be exercised only by the Employee, by a legal representative upon the incapacity of the Employee, and after the Employee's death, by his Beneficiary, and not otherwise.

     7. This option (or any portion thereof) may be exercised only by giving written notice thereof to the secretary of the Company, specifying the number of shares of Class A Common Stock to be purchased and accompanied by payment of the aggregate exercise price for the number of shares purchased. Such payment may be made either (i) in cash or by check, bank draft or money order payable to the order of the Company, or (ii) through the delivery of previously acquired shares of Class A Common Stock owned by the Employee, to the extent that such payment does not require the delivery of a fractional share of such previously acquired Class A Common Stock, and provided that, if the Employee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, such previously acquired shares have been held by the Employee for at least six
(6) months, or (iii) a combination of (i) or (ii). For purposes of the preceding sentence, previously acquired shares of Class A Common Stock shall be valued at the average of the high and low sales prices of the Class A Common Stock on the New York Stock Exchange Composite Tape as of the date of exercise. Such exercise shall be effective upon receipt by the Secretary of such written notice and payment. Neither the Employee nor his legal representative shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any of the shares to be purchased on the exercise of any part of this option unless and until certificates representing such shares shall have been delivered.

     8. The difference between the purchase price of the shares of Class A Common Stock acquired pursuant to exercise of this option and the fair market value of such shares on the date of exercise shall be treated as compensation for services rendered by the Employee for purposes of income tax withholding. The Employee shall pay to the Company for retransmittal to federal and, if applicable, state tax authorities, an amount equal to the amount required to be withheld; if the Employee does not do so, the Company shall withhold from amounts due to the Employee an amount of money equal to the withholding applicable to such compensation.



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     9.  This option and the rights and privileges conferred by this Agreement shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except by will or the laws of descent and distribution and shall not be subject to execution, attachment or similar process.

     10. In the event that (i) the outstanding shares of Common Stock of the Company are increased or decreased as a result of a transaction (other than a transaction with an employee benefit plan of the Company or any of its subsidiaries) in which shares of Common Stock are issued by the Company for less than their Fair Market Value (as defined in the Plan) or are reacquired by the Company for more than their Fair Market Value, (ii) the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or securities for the Company upon a reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, stock consolidation or otherwise, or (iii) the Company makes any extraordinary distribution of cash or property on the Common stock, the Committee shall make an appropriate and proportionate adjustment in the number and kind of shares reserved and available for issuance under this option in order to preserve the Employee's proportionate interest.

     11. If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered by this option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this option or the purchase of shares hereunder, this option shall not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Company shall make reasonable efforts to take all such steps as may be required by law and applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Class A Common Stock may then be listed, in connection with shares subject to this option.

     12. The Employee agrees that he will not dispose of any securities acquired by him upon the exercise of this option otherwise than (i) on a national securities exchange at the then prevailing market price without the payment of underwriting commissions or discounts other than normal brokerage commissions, or (ii) in such other manner that he will not be deemed an "underwriter" of such securities for purposes of the Securities Act of 1933, as amended.

     13. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 333 West Wacker Drive, Chicago, IL 60606, and any notice to be given to the Employee shall be addressed to him at his residence stated above or as it may hereafter appear on the employment records of the Company or its subsidiaries, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States Government.

     14. Nothing herein contained shall affect the right of the Employee to participate in and receive benefits under and in accordance with the then current provisions of any pension, profit-sharing, incentive compensation, insurance or other employee benefit plan or program of the Company or any of its subsidiaries.

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     15.  Nothing herein contained shall affect the right of the employing company to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate the Employee's services, responsibilities, duties and authority to represent such company at any time for any reason whatsoever.

     16. This Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the business of the Company, but this Agreement shall not be assignable by the Employee.

     17. The Committee may, in its sole and absolute discretion, upon the written request of the Employee, grant an option in substitution for, or upon the cancellation or surrender of, this option upon such terms and conditions as may be specified by the Committee at the time such substitute option is granted without regard to the price, period of exercise or any other terms or conditions set forth in this Agreement, the grant of such substitute option, this Agreement and all of the Employee's and all of the Company's obligations hereunder shall terminate.

     18. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decisions shall be binding and conclusive upon the Employee and his legal representative in respect of any questions arising from the Plan or this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date and year first above written.


THE JOHN NUVEEN COMPANY


By   /S/ Richard J. Franke
   -------------------------
     Chairman



By   /S/ James J. Wesolowski
   -------------------------
     Secretary


                                             /S/ Timothy R. Schwertfeger
                                             ---------------------------
                                                     Employee

                                             Social Security Number

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